EXHIBIT 99.2

NORTH PEAK OIL AND GAS

Condensed Combined Financial Statements

As of September 30, 2025 (Unaudited) and December 31, 2024 (Audited) and

For the Nine Months Ended September 30, 2025 (Unaudited) and 2024 (Unaudited)

NORTH PEAK OIL AND GAS

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NORTH PEAK OIL AND GAS

Condensed Combined Balance Sheets

	September 30, 2025 (Unaudited)	December 31, 2024 (Audited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$911	$1,780
Restricted cash	355	—
Accounts receivable, net	10,704	17,630
Affiliate receivable	166	85
Commodity derivative asset, current	4,569	2,076
Inventory	—	2,168
Prepaid expenses and other current assets	692	880
Total current assets	17,397	24,619
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	542,075	567,267
Commodity derivative asset	1,516	583
Other assets	467	562
TOTAL ASSETS	$561,455	$593,031
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,780	$56,660
Accrued legal judgement	—	950
Asset retirement obligation	1,634	2,050
Long-term debt, current portion	103,408	58,642
Total current liabilities	140,822	118,302
Long-term debt, net	—	78,543
Other noncurrent liabilities:
Asset retirement obligation	3,668	3,043
Other long-term liabilities	2,243	2,268
Total other noncurrent liabilities	5,911	5,311
Commitments and contingencies
Members' equity	414,722	390,875
TOTAL LIABILITIES AND MEMBERS' EQUITY	$561,455	$593,031

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands, except for per share and share information)
REVENUES:
Crude oil, natural gas, and NGL sales, net	$78,744	$123,277
Gain (loss) on derivatives, net	7,898	(148)
Total revenues	86,642	123,129

OPERATING EXPENSES:
Lease operating and workover expenses	30,647	35,593
Exploration expense	162	137
Production and ad valorem taxes	10,196	16,337
Depletion, depreciation and amortization	36,256	50,559
Accretion expense	209	195
Impairment of oil and natural gas properties	—	233
Legal	—	72
General and administrative	4,786	1,051
Affiliate expenses	3,964	5,419
Total operating expenses	86,220	109,596
Income (loss) from operations	422	13,533
OTHER INCOME (EXPENSE):
Other income, net	1,910	3,314
Gain (loss) on sale of assets	(1,686)	1
Interest expense, net	(13,678)	(16,078)
Total other expense	(13,454)	(12,763)
NET INCOME (LOSS)	$(13,032)	$770

BASIC NET INCOME (LOSS) PER SHARE	$(29.29)	$1.32
DILUTED NET INCOME (LOSS) PER SHARE	$(29.29)	$1.32

CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	444,871	584,469

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Changes in Members’ Equity

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
Beginning Balance	$390,875	$394,523
Contributions	36,879	705
Net income (loss)	(13,032)	770
Ending Balance	$414,722	$395,998

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Condensed Combined Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,032)	$770
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation and amortization	36,256	50,559
Accretion expense	209	195
Impairment of oil and natural gas properties	—	233
Gain on sale of oil and natural gas properties	—	1
Loss on sale of assets	1,686	—
(Gain) loss on derivatives, net	(7,898)	148
Cash settlements on commodity derivatives	4,473	(1,992)
Amortization of debt issuance costs	1,037	1,520
Payment-in-kind interest	116	115
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	6,845	5,485
Prepaid expenses and other current assets	188	(1,430)
Other assets	95	20
Inventory	—	(50)
Accounts payable and accrued liabilities	(22,630)	(11,341)
Other long-term liabilities	(25)	(9)
Net cash provided by (used in) operating activities	$7,320	$44,224
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	$(10,263)	$(30,976)
Proceeds for the sale of assets	482	—
Proceeds from sale of oil and gas properties	—	781
Net cash used in investing activities	$(9,781)	$(30,195)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	$36,879	$705
Payment of debt issuance costs	—	(3)
Proceeds from long-term debt	2,593	3,208
Payments on long-term debt	(37,525)	(17,260)
Net cash provided by (used in) financing activities	$1,947	$(13,350)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(514)	$679
Cash, cash equivalents and restricted cash at beginning of period	1,780	1,192
Cash, cash equivalents and restricted cash at end of period	$1,266	$1,871

The accompanying notes are an integral part of these condensed combined financial statements.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 1. Organization and basis of presentation

Description of the Company

The accompanying unaudited and audited condensed combined financial statements and associated footnotes presented herein represent the financial statements of Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”) and North Peak Oil & Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Century, Navigation and North Peak are each located in Houston, Texas. Collectively, Century, Navigation and North Peak are herein referred to as “North Peak Oil and Gas”.

North Peak Oil and Gas is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming, as well as the Powder River Basin (“PRB”), located in Wyoming.

The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its U.S. operating segments into one reporting segment, exploration and production, due to the similarity of these operations.

North Peak Oil and Gas currently has negative working capital and is operating with a net loss for the nine months ended September 30, 2025. It has additional committed capital from its members to complete the drilling program that is ongoing. Also, North Peak Oil and Gas currently has production. Management believes that with these commitments and continued improvements in production, it will be able to continue as a going concern for at least one year from the issuance of these condensed combined financial statements.

On November 4, 2025, it was announced that the Company merged with PEDEVCO Corp. As consideration for the merger, PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO and paid off the Company’s outstanding current and long-term debt with all parties.

Basis of Presentation of Combined Financial Statements

The unaudited condensed combined financial statements were derived from the historical accounting records of North Peak Oil and Gas and reflect the historical financial position, results of operations and cash flows for the periods described herein. The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.

Significant accounting policies

Other than the “Restricted Cash” accounting policy below, there have been no material changes in North Peak Oil and Gas’ significant accounting policies during the nine months ended September 30, 2025. See “— Note 1. Organization and Summary of Significant Accounting Policies” in the 2024 Annual Report for discussion of significant accounting policies.

Restricted Cash

Restricted cash represents funds held by the Company for operator bonds and by third parties in escrow for suspended revenues.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Disaggregation of Revenue

The following table presents the disaggregation of crude oil, natural gas and NGLs revenue of North Peak Oil and Gas (in thousands):

	The Nine Months Ended September 30,
	2025	2024
Crude oil	$72,613	$116,679
Natural gas	2,014	1,159
NGLs	4,117	5,439
Total crude oil, natural gas and NGL sales, net	$78,744	$123,277

Note 2. New Accounting Standards

In March 2024, the FASB issued ASU 2024-01, “Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards” (“ASU 2024-01”). The Private Company Council and other stakeholders noted diversity in practice in accounting for profits interest and similar awards as share-based payment arrangements under Topic 718 or similar to cash bonus or profit-sharing arrangements (Topic 710, Compensation—General, or other Topics). ASU 2024-01 addresses these differences by providing an illustrative example intended to demonstrate how entities should account for them under Topic 718. The amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods with early adoption permitted. The amendments should be applied either (1) retrospectively to all prior periods presented in the financial statements, or (2) prospectively to profits interest and similar awards granted or modified on or after the date at which the entity first applies the amendments. North Peak Oil and Gas is currently assessing the impacts of ASU 2024-01 but does not believe it will have a material effect on net income, cash flows or retained earnings.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets” ("ASU 2025-05"), which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The practical expedient permits an entity to assume that current conditions as of the balance sheet date do not change for the remaining life of the current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025 on a prospective basis, with early adoption permitted. The Company is currently evaluating the potential impact of adopting this new guidance on the consolidated financial statements and related disclosures.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 3. Derivative Financial Instruments

Commodity Derivatives

As of September 30, 2025, North Peak Oil and Gas had the following open crude oil derivative positions:

	2025	2026	2027
WTI NYMEX Sold Swaps
Notional Quantity (Bbls)	170,000	582,000	120,000
Weighted Average Fixed Price ($/Bbl)	$67.15	$66.24	$64.90

WTI NYMEX Purchased Puts
Notional Quantity (Bbls)	114,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$66.48	$63.12	$65.00

WTI NYMEX Sold Calls
Notional Quantity (Bbls)	114,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$75.35	$74.84	$76.15

As of September 30, 2025, North Peak Oil and Gas did not have any open natural gas or NGL derivative positions.

Financial Statement Presentation

All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the condensed combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the condensed combined balance sheets. The table below presents a summary of these positions as of September 30, 2025 and December 31, 2024 (in thousands):

	September 30, 2025
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$4,840	$(271)	$4,569
Commodity derivative asset, noncurrent	1,612	(96)	1,516
Total commodity derivative assets	$6,452	$(367)	$6,085
Commodity derivative liabilities:
Commodity derivative liability, current	$(271)	$271	$—
Commodity derivative liability, noncurrent	(96)	96	—
Total commodity derivative liabilities	$(367)	$367	$—

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

	December 31, 2024
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$3,730	$(1,654)	$2,076
Commodity derivative asset, noncurrent	2,444	(1,861)	583
Total commodity derivative assets	$6,174	$(3,515)	$2,659
Commodity derivative liabilities:
Commodity derivative liability, current	$(1,654)	$1,654	$—
Commodity derivative liability, noncurrent	(1,861)	1,861	—
Total commodity derivative liabilities	$(3,515)	$3,515	$—

Note 4. Net Income (Loss) Per Share

The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net income (loss) per share (in thousands, except share and per share amounts):

	For the Nine Months Ended September 30,
	2025	2024
Net Income (Loss) Attributable to North Peak Oil and Gas:
Net income (loss)	$(13,032)	$770
Less: income allocated to participating securities	—	—
Net income (loss) attributable to North Peak Oil and Gas	$(13,032)	$770
Class A weighted average shares outstanding:
Basic and diluted	444,871	584,469
Net income (loss) per share:
Basic and diluted	$(29.29)	$1.32

Note 5. Members’ Equity and Incentive Units

Profits and Losses Allocation

Profits and losses will be determined and allocated with respect to each fiscal period as of the end of such fiscal period. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.

Profits Interest Units

North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event had occurred as of the date of these financials, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the periods ended September 30, 2025 and 2024.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

On July 15, 2025, Boomtown Oil III, LLC resigned as the Managing Member of North Peak Oil and Gas Holdings, LLC and forfeited its 1,000 Class B Units, whether vested or unvested. As of September 30, 2025 and December 31, 2024, North Peak Oil and Gas had 150 and 1,150 Class B units outstanding, respectively.

Note 6. Supplemental Disclosures of Condensed Combined Balance Sheets and Condensed Combined Statement of Cash Flows

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):

	September 30, 2025	December 31, 2024
Accounts payable	$11,882	$12,702
Production and ad valorem taxes	3,543	16,021
Suspense	14,281	13,578
Accrued lease operating and workover expenses	1,068	2,657
Owner advances and prepayments	1,416	1,985
Revenues payable	3,590	7,630
Accrued compensation costs	—	2,087
Accounts payable and accrued liabilities	$35,780	$56,660

Accounts Receivable

Components of accounts receivable include the following (in thousands):

	September 30, 2025	December 31, 2024
Crude oil, natural gas and NGL Sales	$8,881	$15,538
Joint interest billings	1,202	1,424
Other	621	668
Gross accounts receivable	10,704	17,630
Allowance for credit losses	―	―
Net accounts receivable	$10,704	$17,630

Supplemental Cash Flows

The following table provides certain supplemental cash flow information for the periods indicated (in thousands):

	Nine Months Ended September 30,
	2025	2024
Supplemental disclosure of cash flow information:
Interest paid	$12,112	$14,469
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$2,336	$16,545

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Note 7. Oil and Natural Gas Properties

Capitalized Costs

The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas (in thousands):

	September 30, 2025	December 31, 2024
Oil and natural gas properties and equipment:
Proved properties	$700,862	$699,633
Unproved properties	250,814	240,979
Total oil and natural gas properties and equipment	951,676	940,612
Less: Accumulated depreciation, depletion and amortization	(409,601)	(373,345)
Oil and natural gas properties and equipment, net	$542,075	$567,267

Note 8. Debt and Related Expenses

The following table presents the outstanding debt and related expenses of North Peak Oil and Gas (in thousands):

	September 30, 2025	December 31, 2024
Prudential Notes	$15,609	$36,142
EOC Loan	82,500	99,375
Amegy Notes	7,038	4,445
Total debt, including current portion	105,147	139,962
Less: Debt issuance costs	(1,739)	(2,777)
Total debt, including current portion, net	103,408	137,185
Less: Prudential Notes, current portion	(15,609)	(36,142)
Less: EOC Loan, current portion	(81,032)	(22,500)
Less: Amegy Notes, current portion	(6,767)	—
Long-term debt, net	$—	$78,543

EOC Term Loan

On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC Loan”), managed by Alter Domus, LLC. Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”), or 4.3%, plus an applicable margin of 8.5% and an annual adjustment of 0.15%. As of September 30, 2025, North Peak had an interest rate of 12.95%.

Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:

	Consolidated Net	Current	Asset
At September 30, 2025:	Leverage Ratio	Ratio	Coverage Ratio
EOC Loan	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, we did not meet several of the covenant requirements listed above and as a result, were not in compliance with our EOC Financial Covenants. As of September 30, 2025, we obtained a waiver for the noncompliance.

Amegy Notes

North Peak has a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of $10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 3.5% as of September 30, 2025. As of September 30, 2025, North Peak had an interest rate of 9.2%. Principal and any accrued interest is due at maturity on October 18, 2025. As noted in “Note 14. Subsequent Events” below, on November 14, 2025, the Company merged with PEDEVCO Corp. and PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO, and paid off the Company’s outstanding current and long-term debt with all parties, including the Amegy Notes.

The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:

	Consolidated Net	Current	Asset
At September 30, 2025:	Leverage Ratio	Ratio	Coverage Ratio
Amegy Notes	2.50 to 1.00	0.25 to 1.00	1.50 to 1.00

Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, did not meet several of the covenant requirements listed above and as a result, were not in compliance with our Amegy Financial Covenants. As of September 30, 2025, we obtained a waiver for the noncompliance.

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NORTH PEAK OIL AND GAS

Notes to Condensed Combined Financial Statements

Prudential Notes

Navigation has an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets. At June 30, 2025, the Company paid off it’s Prudential Senior Notes.

At any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears.

The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Subordinated Notes, including a Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:

	Total	Senior	Interest	Asset
	Leverage	Leverage	Coverage	Coverage
At September 30, 2025:	Ratio	Ratio	Ratio	Ratio
Prudential Subordinated Notes	5.25 to 1.00	3.25 to 1.00	1.00 to 1.00	1.50 to 1.00

Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.8 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications.

As of September 30, 2025, North Peak Oil and Gas was in compliance with the Prudential Financial Covenants.

Note 9. Leases

The following table presents North Peak Oil and Gas’ lease costs as of September 30, 2025 and December 31, 2024 (in thousands):

	September 30, 2025	December 31, 2024
Lease costs included in combined statements of operations:
Short-term lease costs	$8,071	$11,185
Total lease costs	$8,071	$11,185

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Notes to Condensed Combined Financial Statements

Note 10. Asset Retirement Obligations

The following table presents changes in asset retirement obligations of North Peak Oil and Gas (in thousands):

	Nine Months Ended September 30,
	2025	2024
Asset retirement obligations at beginning of period	$5,093	$4,874
Wells acquired/developed	—	—
Liabilities settled	—	—
Revision of estimated obligation	—	—
Accretion expense on discounted obligation	209	195
Asset retirement obligations at end of period	$5,302	$5,069

Note 11. Fair Value Measurements

The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying condensed combined balance sheets approximated fair value at September 30, 2025 and December 31, 2024 due to their short-term nature. At September 30, 2025, the Company’s debt was classified as current and as such, is not included in this table as it approximated fair value. Therefore, such financial assets and liabilities are not presented in the following table.

The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas (in thousands):

			Fair Value Measurements Using:
	Carrying	Total	Level 1		Level 2		Level 3
	Amount	Fair Value	Inputs		Inputs		Inputs
September 30, 2025 assets (liabilities):
Commodity derivatives	$6,085	$6,085	$	―		$6,085	$	―
Asset retirement obligations	$(5,302)	$(5,302)	$	―	$	―		$(5,302)
December 31, 2024 assets (liabilities):
Commodity derivatives	$2,659	$2,659	$	―		$2,659	$	―
Asset retirement obligations	$(5,093)	$(5,093)	$	―	$	―		$(5,093)
Long-term debt	$(81,532)	$(81,532)	$	―		$(81,532)	$	―

The following methods and assumptions were used to estimate the fair values in the table above.

Level 2 Fair Value Measurements

Commodity derivatives – The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.

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Notes to Condensed Combined Financial Statements

Long-term debt – The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as these facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes at December 31, 2024 was $15.7 million, and was estimated based on debt with similar terms and maturity. The Prudential Subordinated Notes were listed as current as of September 30, 2025 in the accompanying condensed combined balance sheets.

Level 3 Fair Value Measurements

Asset retirement obligations – The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.

Note 12. Commitments and Contingencies

Environmental Remediation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.

Litigation

North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows.

Note 13. Transactions with Affiliates

For the nine months ended September 30, 2025 and 2024, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $4.0 million and $5.4 million, respectively. These management fees are included in affiliate expense on the condensed combined statements of operations.

Note 14. Subsequent Events

North Peak Oil and Gas has evaluated all subsequent events through December 17, 2025, the date the accompanying unaudited condensed combined financial statements were issued.

On November 4, 2025, it was announced that the Company merged with PEDEVCO Corp. As consideration for the merger, PEDEVCO issued 10,650,000 shares of PEDEVCO Series A Convertible Preferred stock, convertible into 106,500,000 shares of common stock of PEDEVCO and paid off the Company’s outstanding current and long-term debt with all parties.

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